QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-171152 on Form S-8 of our report dated March 14, 2012 (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the plan of reorganization and the emergence from bankruptcy), relating to the consolidated financial statements of Hawaiian Telcom Holdco, Inc. and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in stockholder's equity (deficiency) and other comprehensive income (loss), and cash flows for the year ended December 31, 2011, for the two months ended December 31, 2010 (Successor), for the ten months ended October 31, 2010 and for the year ended December 31, 2009 (Predecessor), and the effectiveness of Hawaiian Telcom Holdco, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K of Hawaiian Telcom Holdco, Inc. for the year ended December 31, 2011.

/s/ DELOITTE & TOUCHE LLP

Honolulu, Hawaii
March 14, 2012

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM